UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 10, 2025
LIFECORE BIOMEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27446	94-3025618
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

3515 Lyman Boulevard
Chaska,	Minnesota	55318
(Address of principal executive offices)		(Zip Code)
(952) 368-4300
(Registrant’s telephone number, including area code)
 Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	LFCR	The NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On April 10, 2025, Lifecore Biomedical. Inc. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). As of the close of business on February 18, 2025, the record date for the Special Meeting (the “Record Date”), there were (i) 37,025,331 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) outstanding and entitled to vote on the Issuance Proposal (as defined below) and the Adjournment Proposal (as defined below), (ii) 44,894 shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”) outstanding, and (iii) 6,056,284 votes attributable to the outstanding shares of Series A Preferred Stock entitled to vote, on an as-converted basis, on the Adjournment Proposal (which represents 100% of the shares of Common Stock that were issuable upon conversion of the shares of Series A Preferred Stock on the Record Date, subject to the applicable conversion limits). The two proposals presented to the stockholders of the Company at the Special Meeting were:
(1)To approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of shares of our Common Stock underlying shares of Series A Preferred Stock issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated January 9, 2023, by and among the Company and the investors named therein, in an amount in excess of 19.99% of the number of shares of Common Stock outstanding immediately prior to the issuance of such Series A Preferred Stock (the “Issuance Proposal”).
(2)To approve an adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the Issuance Proposal (the “Adjournment Proposal”).
Only holders of Common Stock were permitted to vote on the Issuance Proposal, as Nasdaq Listing Rule 5635 prohibits the holders of Series A Preferred Stock from voting the Series A Preferred Stock on an as-converted basis for purposes of the Issuance Proposal. With respect to the Adjournment Proposal, holders of Series A Preferred Stock were entitled to vote with the holders of Common Stock (voting together with the holders of Common Stock as one class) on an as-converted basis, subject to certain conversion limits.
1.    Stockholders approved the Issuance Proposal, with votes as follows:

For	Against	Abstain
24,098,218	444,639	33,281
2.    Stockholders approved the Adjournment Proposal, with votes as follows. As the Issuance Proposal was approved, the Adjournment Proposal was not necessary.

For	Against	Abstain
28,882,501	464,086	35,505

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: April 10, 2025

LIFECORE BIOMEDICAL, INC.

By:	/s/ Ryan D. Lake
Ryan D. Lake
Chief Financial Officer